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                                                                     Exhibit 1.1


[FRIEND AND COMPANY LOGO]
A DIVISION OF B. RILEY & CO. - MEMBER NASD AND SIPC

                                              3333 Michelson Drive, Suite 650
                                              Irvine, CA 92612
                                              Tel: 949.852.9911
                                              Fax: 949.852.0430
                                              www.friend-co.com

                                              11150 Santa Monica Blvd, Suite 750
                                              Los Angeles, CA 90025
                                              Tel: 310.966.1440
                                              Fax: 310-966-1448
                                              www.brileyco.com
September 10, 2003

Mr. Lance Bradford
President
Vestin Group, Inc.
2901 El Camino Avenue
Las Vegas, NV 89102                     PERSONAL & CONFIDENTIAL

Dear Mr. Bradford:

This letter, when properly signed, will constitute an agreement (the "Agreement") among Vestin Group, Inc., a Delaware corporation ("Vestin"), Vestin Capital, Inc., a Nevada corporation ("Vestin Capital") (collectively the "Company"), and Friend & Company, a division of B.Riley & Co., a Delaware corporation ("Friend").

1. BACKGROUND. Vestin intends to offer up to $600,000,000 of its Subordinated Notes, (the "Notes"), which will be offered in reliance on a registration statement filed on Form SB-2 with the Securities and Exchange Commission (the "Offering"). Vestin Capital, a broker dealer and a subsidiary of Vestin and a member of the National Association of Securities Dealers ("NASD") will be engaged as a selling agent for Vestin. Pursuant to subparagraph (c) of Rule 2720 of the NASD Conduct Rules, Vestin Capital, as an NASD member, may participate in such offering only if the yield at which the Notes are offered to the public is no lower than the yield recommended by a "Qualified Independent Underwriter" as that term is defined in Rule 2720, subparagraph (b)(15), of the NASD Conduct Rules, and who participates in the preparation of the registration statement and prospectus relating to the offering and exercises customary standards of due diligence with respect thereto. This Agreement (the "Agreement") describes the terms on which the Company is retaining Friend to serve as such a "Qualified Independent Underwriter" in connection with this offering of the Notes.

2. DEFINITIONS. As hereinafter used, except as the context may otherwise require, the term "Registration Statement" means the registration statement on Form SB-2 (including the related preliminary prospectus, financial statements, exhibits and all other documents to be filed as a part thereof or incorporated therein) for the registration of the offer and sale of the Notes under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act") filed with the Securities and Exchange Commission (the "Commission"), and any amendment thereto, and the term "Prospectus" means the prospectus including any preliminary or final prospectus, and any materials incorporated by reference into and attached to the Prospectus (including the form of prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act) and any amendment or supplement thereto, to be used in connection with the offering.


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3. RULE 2720 REQUIREMENT. Friend hereby confirms its agreement as set forth in subparagraph (b)(15)(F) of Rule 2720 of the NASD Conduct Rules and represents that, as appropriate, Friend satisfies or at the times designated in such subparagraph (15) will satisfy the other requirements set forth therein or will receive an exemption from such requirements from the NASD.

4. CONSENT. Friend hereby consents to being named in the Registration Statement and Prospectus as having acted as a "Qualified Independent Underwriter" solely for the purposes of Rule 2720 referenced herein. Except as permitted by the immediately preceding sentence or to the extent required by law, all references to Friend in the Registration Statement or Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the offering by the Company or any corporation controlling, controlled by or under common control with the Company, or by any director, officer, employee, representative or agent of any thereof, shall be subject to Friend's prior written consent with respect to form and substance.

5. PRICING FORMULA AND RECOMMENDATION LETTER. Friend agrees to render a written letter of recommendation as to the price above which the Notes may not be offered (the "Pricing Recommendation Letter"). It is understood and agreed by Friend that the securities to which this Agreement relates will be offered on a continuous, best efforts basis, with conditions, by Vestin and Vestin Capital, as selling agent, pursuant to the Selling Agreement in effect between Vestin and Vestin Capital which is filed as an exhibit to the Registration Statement referred to above. Friend reserves the right to review and amend its Pricing Recommendation Letter upon the filing of any post-effective amendment to the Registration Statement or upon occurrence of any material event which may or may not require such an amendment to be filed.

6. FEES AND EXPENSES. It is agreed that Friend shall be paid a fee in the amount of $67,500, $10,000 of which is payable upon the execution of this Agreement with the balance payable upon delivery of the Pricing Recommendation Letter. In addition, if requested by the Company, with respect to any update or amendment of the Pricing Recommendation Letter prepared in connection with any Prospectus supplement or amendment, the Company shall pay Friend a fee of $7,000 upon delivery of such update or amendment of the Pricing Recommendation Letter. Friend shall also be reimbursed for actual expenses incurred in connection with its duties hereunder in an amount not to exceed $10,000 without prior approval of the Company.

7. MATERIAL FACTS. The Company represents and warrants to Friend that at the time the Registration Statement is declared effective and, at the time the Prospectus is filed with the Commission (including any preliminary prospectus and the form of prospectus filed with the Commission pursuant to Rule 424(b)) and at all times subsequent thereto, to and including the date on which payment for, and delivery of, the Notes to be sold in the Offering is made by the underwriter or underwriters, as the case may be, participating in the Offering and by the Company (such date being referred to herein as the "Closing Date"), the Prospectus (as amended

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or supplemented if it shall have been so amended or supplemented) will contain all material statements which are required to be stated therein in accordance with the Act and will conform to all other requirements of the federal securities laws, and will not, on such date, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that all contracts and documents required by the Act to be filed or required as exhibits to the Registration Statement have been filed. The Company further represents and warrants that any further filing, report, document, release or communication which in any way refers to Friend or to the services to be performed by Friend pursuant to this Agreement will not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company further warrants and represents that: (a) All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which Vestin or any of its subsidiaries is a party or by which any of them is bound are in full force and effect, except as may otherwise be disclosed in the Registration Statement; (b) Vestin has good and marketable title, except as otherwise indicated in the Registration Statement and Prospectus, to all of its assets and properties described therein as being owned by it, free and clear of all liens, encumbrances and defects except such encumbrances and defects which do not, in the aggregate, materially affect or interfere with the use made and proposed to be made of such properties as described in the Registration Statement and Prospectus; and Vestin has no material leased properties except as disclosed in the Prospectus: (c) Vestin is duly organized under the laws of the State of Delaware and Vestin Capital is duly organized under the laws of the State of Nevada and as of the effective date of the Registration Statement and at the Closing Date Vestin will be validly existing and in good standing under such applicable laws with full corporate power and authority to own its properties and conduct its business to the extent described in the Registration Statement and Prospectus; Vestin is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business transacted by it or its ownership of properties or assets makes qualification necessary; the authorized and outstanding capitalization of Vestin is as set forth in the Prospectus and the description in the Prospectus of the Notes of Vestin conforms with and accurately describes the rights set forth in the instruments defining the same; (d) Vestin is not in violation of its Certificate of Incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note, or other evidence of indebtedness, contract or lease or in any indenture or loan agreement to which it is a party or by which it is bound; (e) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Vestin and Vestin Capital and performance of this Agreement and the other agreements previously referred to in this paragraph, and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or constitute a violation of the respective Certificates of Incorporation or Bylaws of Vestin or Vestin Capital, or any deed of trust, lease, sublease, indenture, mortgage, or other agreement or instrument to which the Company is a party or by which either of them or their property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or their properties or obligations; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and in the other agreements previously referred to in this paragraph except as may be required under the Act, the

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rules of the NASD or under any state securities laws; (f) Any certificate signed by an officer of Vestin and delivered to Friend pursuant to this Agreement shall be deemed a representation and warranty by Vestin to Friend, to have the same force and effect as stated herein, as to the matters covered thereby; (g) If there is any event relating to or affecting Vestin which shall require Vestin to amend or supplement the Prospectus, Vestin undertakes to inform Friend of such events within a reasonable time thereafter, and will forthwith prepare and furnish to Friend, without expense to Friend, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Prospectus (in form and substance satisfactory to Friend) which will amend or supplement the Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading; (h) Vestin hereby warrants and represents that it will offer the Notes in accordance with the pricing formula that is set forth in the Pricing Recommendation Letter; and (i) All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of Vestin submitted pursuant hereto, shall remain operative and in full force and effect, surviving the date of this Agreement.

8. AVAILABILITY OF INFORMATION. Vestin hereby agrees to provide Friend, at its expense, with all information and documentation with respect to Vestin's business, financial condition and other matters as Friend may deem relevant based on the standards of reasonableness and good faith and may request in connection with Friend's performance under this Agreement, including, without limitation, copies of all correspondence with the Commission, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Friend as Friend may request on the effective date of the Registration Statement and on the Closing Date. Vestin will make reasonably available to Friend Vestin's auditors, counsel, and officers and directors to discuss with Friend any aspect of Vestin which Friend may deem relevant. In addition, Vestin, at Friend's request, will cause to be delivered to Friend copies of all certificates, opinions, letters and reports to be delivered to the underwriter or underwriters, as the case may be, pursuant to any underwriting agreement executed in connection with the Offering or otherwise, and shall cause the person issuing such certificate, opinion, letter or report to authorize Friend to rely thereon to the same extent as if addressed directly to Friend. Vestin represents and warrants to Friend that all such information and documentation provided pursuant to this paragraph eight will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. In addition, Vestin will promptly advise Friend of all telephone conversations with the Commission which relate to or may affect the Offering.

9. INDEMNIFICATION. (a) If Friend or any employee, agent, officer, director, attorney, shareholder or any person who controls Friend (any or all of the foregoing, hereinafter an "Indemnified Person") becomes involved in any capacity in any legal or administrative action, suit, proceeding, investigation or inquiry, regardless of the legal theory or the allegations made in connection therewith, directly or indirectly in connection with, arising out of, based upon, or in any way related to (i) this Agreement; (ii) the services that are the subject of this Agreement; (iii) any document or information, whether verbal or written, referred to herein or supplied to Friend; (iv) the breach of the representations, warranties or covenants by the Company given pursuant

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hereto; (v) Friend's involvement in the Offering or any part thereof; (vi) any filings made by or on behalf of any party with any governmental agency in connection with the Offering; or (vii) the Offering, the Company will, on demand, advance or pay promptly, on behalf of each Indemnified Person, reasonable attorneys' fees and other expenses and disbursements (including, but not limited to, the cost of any investigation and related preparation) as they are incurred by the Indemnified Person. The Company also indemnifies and holds harmless each Indemnified Person against any and all losses, claims, damages, liabilities, costs and expenses (including, but not limited to, attorneys' fees, disbursements and court costs, and costs of investigation and preparation) to which such Indemnified Person may become subject in connection with any such matter.

      (b) If for any reason the foregoing indemnification is determined to be unavailable to any Indemnified Person or insufficient fully to indemnify any such person, then the Company will contribute to the amount paid or payable by such person as a result of any such loss, claim, damage, liability, cost or expense, in such proportion as is appropriate to reflect not only the relationship between Friend's fee on the one hand and the aggregate value of the Offering on the other hand, but also the relative fault of the Indemnified Person, as well as any other relevant equitable considerations.

      (c) The Company's obligations under this Section shall be in addition to any liability that the Company or any other person may otherwise have to Friend or any Indemnified Person.

      (d) The indemnification obligations hereunder shall not apply to any loss, claim, damage, liability or expense that is finally judicially determined on the merits to have been caused primarily by the gross negligence, bad faith, willful misfeasance, or reckless disregard of its obligations or duties on the part of Friend or such Indemnified Person and further Friend shall not be entitled to indemnification in the event the Company makes a false or misleading statement or omission in reliance upon and in conformity with information furnished by Friend for use in connection with the registration statement. In the event of such final judicial determination, the Company shall be entitled to recover from the Indemnified Person or Friend the costs and expenses paid on behalf of such Indemnified Person pursuant to this indemnification obligation.

      (e) The provisions of this indemnity shall be enforceable by each Indemnified Person and such person's heirs, representatives and successors, and shall survive any termination of this Agreement.

      (f) The Company agrees that it will not settle, compromise or discharge any suit, claim, litigation, threatened litigation or threatened claim arising out of, based upon, or in any way related to the Offering unless and until the Company has obtained a written agreement, approved by Friend (which shall approval shall not be unreasonably withheld) and executed by each party to such proposed settlement, compromise or discharge, releasing Friend from any and all liability.


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10. AUTHORIZATION BY VESTIN. Vestin represents and warrants to Friend and Vestin
Capital that this Agreement has been duly authorized, executed and delivered by Vestin and constitutes a valid and binding obligation of Vestin.

11. AUTHORIZATION BY VESTIN CAPITAL. Vestin Capital represents and warrants to Friend and Vestin that this Agreement has been duly authorized, executed and delivered by Vestin Capital and constitutes a valid and binding obligation of Vestin Capital.

12. AUTHORIZATION BY FRIEND. Friend represents and warrants to Vestin Capital and Vestin that this Agreement has been duly authorized, executed and delivered by Friend and constitutes a valid and binding obligation of Friend.

13 NOTICE. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Friend, at 11150 Santa Monica Blvd. Los Angeles CA 90025; Attention: Thomas Kelleher; (b) if to Vestin or Vestin Capital, at 2901 El Camino Avenue, Las Vegas, Nevada 89102, Attention: Paul Steenblock.

14. GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of California applicable to agreements made and to be performed wholly within such jurisdiction.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

Vestin Group, Inc                               Vestin Capital


/s/ Lance Bradford                              /s/ Michael V. Shustek
---------------------------                     ---------------------------
Mr. Lance Bradford                              Michael V. Shustek
President                                       Chief Executive Officer



Friend & Company


/s/ Robert W. Campbell
---------------------------
Robert W. Campbell
Managing Director